Exhibit 99

Exchange National Bancshares Declares Quarterly Dividend of $0.21 per Share
Jefferson City, MO
February 14, 2007

Exchange National Bancshares of Jefferson City, MO (NASDAQ: EXJF) announced today that its Board of Directors approved a quarterly cash dividend of 21 cents per share, payable April 1, 2007 to shareholders of record at the close of business on March 15, 2007.

In commenting on the Board’s action, Chairman and CEO James E. Smith said, “We are pleased to again demonstrate our financial strength through payment of this cash dividend.”

Exchange National Bancshares, Inc., a multi-bank holding company headquartered in Kansas City, Missouri, is the parent company of The Exchange National Bank of Jefferson City with locations in California, Tipton and St. Robert; Citizens Union State Bank & Trust of Clinton with locations in Springfield, Lee’s Summit, Branson, Windsor, Collins and Osceola; Bank 10 with locations in Belton, Drexel, Harrisonville, Independence and Raymore; and Osage Valley Bank of Warsaw.

Statements made in this press release that suggest Exchange National Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:	Kathleen Bruegenhemke Senior Vice President, Investor Relations TEL: 573.761.6100 FAX: 573.761.6272 www.exchangebancshares.com